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                                                                    Exhibit 21.0



                         STORAGE TECHNOLOGY CORPORATION

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U.S. SUBSIDIARIES                                                               INCORPORATION
-----------------                                                               -------------
Storage Technology European Trade Corporation                                       Delaware
Storage Technology Optical Disk Development Corporation                             Delaware
StorageTek Foundation                                                               Colorado
StorageTek Holding Corporation                                                      Nevada
StorageTek International Corporation                                                Delaware
StorageTek International Services Corporation                                       Delaware
Vitalink Communications Corporation                                                 Delaware

NON-U.S. SUBSIDIARIES
---------------------
Network Systems Australasia Pty. Limited                                            Australia
StorageTek New Zealand Pty., Limited                                                Australia
Storage Technology of Australia Pty., Limited                                       Australia
Storage Technology Network Systems GES.mbH                                          Austria
Network Systems Foreign Sales Corp.                                                 Barbados
Storage Technology (Belgium) N.V./S.A.                                              Belgium
Storage Technology (Bermuda) Ltd.                                                   Bermuda
StorageTek Brasil Ltda                                                              Brazil
StorageTek Canada, Inc.                                                             Canada
StorageTek A/S                                                                      Denmark
StorageTek OY                                                                       Finland
Network Systems France, S.A.                                                        France
Storage Technology European Operations, S.A.                                        France
Storage Technology France, S.A.                                                     France
Storage Technology Holding France, S.A.                                             France
Storage Technology Formation, SARL                                                  France
Bytex GmbH                                                                          Germany
Storage Technology GmbH                                                             Germany
Storage Technology Holding GmbH                                                     Germany
StorageTek North Asia Ltd.                                                          Hong Kong
Network Systems Italia S.r.l.                                                       Italy
Storage Technology Italia, S.p.A.                                                   Italy
Network Systems Japan K.K.                                                          Japan
Storage Technology Asia/Pacific K.K.                                                Japan
Storage Technology of Japan, Ltd.                                                   Japan
StorageTek (Malaysia) Sdn. Bhd.                                                     Malaysia
StorageTek de Mexico, S.A. de C.V.                                                  Mexico
Storage Technology (The Netherlands) B.V.                                           Netherlands
StorageTek European Holding B.V.                                                    Netherlands
StorageTek Global Operations B.V.                                                   Netherlands
StorageTek A/S                                                                      Norway
StorageTek South Asia Pte. Ltd.                                                     Singapore
StorageTek Espana, S.A.                                                             Spain
NSC Network Systems AB (Sweden)                                                     Sweden
Storage Technology Sweden AB                                                        Sweden
StorageTek AG                                                                       Switzerland
Bytex DataCom Ltd.                                                                  United Kingdom
Storage Technology Holding Limited                                                  United Kingdom
Storage Technology Limited                                                          United Kingdom
Storage Technology Manufacturing Limited                                            United Kingdom
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